Exhibit 1.1

SALES AGREEMENT

March 29, 2021

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Cellectis S.A., a société anonyme formed under the laws of the French Republic, having its registered office at 8, rue de la Croix Jarry, 75013 Paris, France and registered at the Paris Registre du Commerce et des Sociétés under the number 428 859 052 (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent (the “Agent”), ordinary shares, nominal value €0.05 per share, of the Company (the “Common Shares”) to be delivered in the form of American Depositary Shares (“ADSs”), on the terms set forth in this agreement (this “Agreement”).

The Common Shares are to be deposited pursuant to the deposit agreement (the “Deposit Agreement”), dated March 30, 2015, by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent one Common Share (the “Underlying Common Share”) deposited pursuant to the Deposit Agreement.

Each of the Company and the Agent acknowledges that the Shares (as defined in Section 1 below) may only be sold in compliance with applicable French and other applicable law and the limits and conditions set forth in the corporate authorizations of the Company applicable at the time of issuance of the Shares.

The Shares will be issued by way of one or more capital increases without preferential rights for existing shareholders by way of a public offer reserved to categories of persons under the provisions of Article L.225-138 of the French Commercial Code, pursuant to the thirteenth and/or fifteenth resolutions of the Company’s combined general shareholders’ meeting held on June 29, 2020 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting).

Section 1. DEFINITIONS

(a) Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion, it being understood that notwithstanding the specified Floor Price, the Sales Price shall be at least equal to the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company’s ordinary shares on Euronext Growth over the last three trading days (including the day-of-sale) preceding the pricing of the relevant sale, subject to a maximum discount of 15% as calculated by the Agent on each Trading Day during the applicable period set forth in the Issuance Notice.

“Issuance Amount” means the aggregate Sales Price of the Shares sold by the Agent pursuant to any Issuance Decision.

“Issuance Commission” means the aggregate Selling Commission of the Shares sold by the Agent pursuant to any Issuance Decision.

“Issuance Decision” has the meaning ascribed to it in Section 3(b)(v).

“Issuance Notice” means a written notice containing the parameters in accordance with which the Company desires ADSs to be sold, which shall at a minimum include the number or dollar amount of ADSs desired to be sold, the time period during which sales are requested to be made, any minimum price below which sales may not be made and any limitations and conditions required by French law and/or set forth in the corporate authorizations of the Company, delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President or Chief Financial Officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means ADSs with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares in the form of ADSs registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number of Common Shares available to be issued pursuant to the 13th resolution and/or the 15th resolution, as applicable and the 21st resolution (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), which in the aggregate is 12,799,700 shares, (c) the number or dollar amount of Common Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), or (d) the number or dollar amount of ADSs for which the Company has filed a Prospectus (defined below).

“Net Proceeds” means the Issuance Amount due to the Company on any Settlement Date less the Issuance Commission due to the Agent on such date.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Global Market or such other national securities exchange on which the ADSs, including any ADS representing the Underlying Common Shares, are then listed.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means three percent (3.0%) of the Sales Price of each Share placed by the Agent pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the second business day (or such other date as agreed between the Company and the Agent) following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” shall mean the Company’s ADSs issued or issuable pursuant to this Agreement.

“Trading Day” means any day on which the Principal Market is open for trading.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date and (4) each Triggering Event Date on which a certificate under Section 4(p) is delivered and (5) each sale of the Shares (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a) Registration Statement. The Company has prepared and filed with the Commission an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form F-3ASR (No. 333-23881) that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference. The Company has filed with the Commission a registration statement on Form F-6 (File No. 333- 202488) covering the registration of the ADSs under the Securities Act. The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the ADS Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Original Registration Statement became effective and at the time the Company’s most recent annual report on Form 20-F was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 20-F the Company will (i) meet the then-applicable requirements for use of Form F-3 under the Securities Act or (ii) promptly notify the Agent that it does not meet such requirements.

(b) Compliance with Registration Requirements. The Original Registration Statement and any Rule 462(b) Registration Statement have become effective with the Commission under the Securities Act. To the extent applicable, the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

(c) French Disclosure. All information and other disclosure materials made publicly available by the Company are true, complete and accurate in all material respects, and comply with the requirements of applicable French law, including French securities law, the Autorité des Marchés Financiers’s (“AMF”) regulation and guidelines, the European Commission Delegated Regulation (EU) no. 2019/980 and the European Commission Delegated Regulation (EU) no. 2019/979. The Prospectus shall not contain any material information regarding the Company that has not been made available by the Company to the public in France.

(d) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the ADS Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Agent before first use, the Company has not prepared, used or referred to, and will not, without the Agent’s prior consent, prepare, use or refer to, any Free Writing Prospectus.

(e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Forward-Looking Statements. Each “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the 1934 Act) contained in the Registration Statement or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances.

(g) Well-Known Seasoned Issuer. (i) At the time of filing the Original Registration Statement, (ii) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405). The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(h) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(i) Independent Accountants. To the knowledge of the Company, the accountants who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(j) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules, if any, and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement and the Prospectus, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(k) No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or in the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations thereunder (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l) Good Standing of the Company. The Company has been duly organized and is validly existing as a société anonyme in good standing under the laws of the French Republic and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. No proceeding of mandat ad hoc, conciliation, sauvegarde (including sauvegarde accélérée or sauvegarde financière accélérée), redressement judiciaire or liquidation judiciaire is existing with respect to the Company and the Company is not insolvent. The articles of association of the Company comply with the requirements of applicable French law and are in full force and effect.

(m) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary of the Company were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 8 to the Company’s most recent Annual Report on Form 20-F.

(n) Capitalization. The issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities, options, free shares (actions gratuites) or warrants referred to in the Registration Statement and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights of any securityholder of the Company.

The holders of outstanding Common Shares, as described in the Registration Statement and the Prospectus, are not entitled to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to acquire the Shares that have not been waived with respect to the offering of the Shares in accordance with their terms and all applicable laws; there are no outstanding securities convertible into, or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of share capital of the Company, except in each case as set forth in the Registration Statement or the Prospectus. Subject to the payment of the Sales Price for each Share and the issuing of a certificate acknowledging such payment by the transfer agent (certificat du

dépositaire) in accordance with article L.225-146 of the French Commercial Code (code de commerce), the Common Shares, will be validly issued, fully paid and may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs. The Shares, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the Agent; and there are no restrictions on subsequent transfers of the Shares under the laws of the French Republic or the United States except as described in the Registration Statement and the Prospectus.

(o) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) Authorization and Description of Shares. On each Settlement Date, the Company will have the power and authority to allot and issue the Underlying Common Shares on such Settlement Date pursuant to this Agreement without further sanction and consent by any securityholder of the Company. Upon delivery of the Issuance Decision contemplated by Section 3(b)(v) of this Agreement, the Underlying Common Shares and the Shares shall be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, and upon delivery of the relevant depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, will be validly issued, in accordance with Article L. 225-138 of the French Commercial Code and the 13th and/or 15th resolutions of the Company’s combined general meeting of shareholders held on June 29, 2020 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), as applicable and fully paid and non-assessable; and, on each Settlement Date, the issuance of the Underlying Common Shares and the Shares will not be subject to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights of any securityholder of the Company that have not been waived with respect to the offering of the Shares in accordance with their terms and all applicable laws. The Common Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder. Upon the sale and delivery of the Shares, and payment therefor, the Agent or the purchasers thereof, as the case may be, will acquire good, marketable and valid title to such Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(q) Authorization of Deposit Agreement, ADSs and Common Shares. The Deposit Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Underlying Common Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs and ADRs will be duly and validly issued, and the persons in whose names the ADSs and ADRs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The issuance and sale of the Shares, the deposit of the Underlying Common Shares with the Depositary and the issuance of the ADRs evidencing the ADSs as contemplated by this Agreement and the Deposit Agreement will neither (i) cause any holder of any Common Shares or ADSs or securities convertible into or exchangeable or exercisable for Common Shares or ADSs or options, warrants or other rights to purchase Common Shares or ADSs or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company, nor (ii) trigger any anti-dilution rights of any such holder with respect to such Underlying Common Shares, ADSs, securities, options, warrants or rights.

(r) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(s) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its Organizational Documents, (B) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein or therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and deposit with the Depositary of the Common Shares represented by the ADSs and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in (A) any violation of the provisions of the Organizational Document (as defined below) of the Company or any of its subsidiaries or (B) the violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except with respect to clause (B), such violations as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, “Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and to the knowledge of the Company, there are no existing or imminent labor disturbances by the employees of any of the Company’s or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect

(u) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expect to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(v) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.

(w) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the ADSs or the issuance and deposit with the Depositary of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the Nasdaq Global Market, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(x) Possession of Licenses and Permits. The Company and its subsidiaries possess and are operating in compliance with such permits, licenses, franchises, exemptions, approvals, certifications, clearances, consents and other authorizations (collectively, “Governmental Licenses”) issued by the U.S. Food and Drug Administration (“FDA”), the United States Department of Agriculture (“USDA”), the United States Department of Health and Human Services (“HHS”), the European Commission, the European Medicines Agency (the “EMA”), the Competent Authorities of the Member States of the European Economic Area, or other comparable federal, state, local or foreign governmental and regulatory authorities (collectively, the “Regulatory Authorities”) necessary to conduct the business now operated by them, except where the failure so to possess or comply with such Governmental Licenses would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All such Governmental

Licenses are in full force and effect, except where the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, the Company has fulfilled and performed all of its material obligations with respect to the Governmental Licenses, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of such Governmental Licenses.

(y) Compliance with Regulatory Laws. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries: (A) are and at all times have been in material compliance with all applicable statutes, rules or regulations of the Regulatory Authorities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product candidate under development, manufactured or distributed by the Company or its subsidiaries (“Applicable Laws”), including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Plant Protection Act (7 U.S.C. § 7701 et seq.), the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; the Medicare statute (Title XVIII of the Social Security Act); the Medicaid statute (Title XIX of the Social Security Act); and regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign health care laws relating to the regulation of the Company; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Regulatory Authority or court of competent jurisdiction alleging or asserting material noncompliance with any Applicable Laws or any Governmental Licenses; (C) possesses all material Governmental Licenses and such Governmental Licenses are valid and in full force and effect and the Company is not in material violation of any term of any such Governmental Licenses; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Authority or third party alleging that any product development activity is in material violation of any Applicable Laws or Governmental Licenses and has no knowledge that any Regulatory Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Regulatory Authority has taken, is taking or intends to take action to suspend or revoke any material Governmental Licenses and has no knowledge that any Regulatory Authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Governmental Licenses and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor any subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Entity. Additionally, neither the Company, its subsidiaries nor to the knowledge of the Company, any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(z) Pre-Clinical and Clinical Studies. The clinical, pre-clinical and other studies and tests conducted by or, to the Company’s knowledge, on behalf of the Company or its subsidiaries or in which the Company or its subsidiaries or its product candidates have participated were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to applicable good laboratory practices and other standard medical and scientific standards and all applicable Governmental Licenses and Applicable Laws; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries are aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical or pre-clinical state of development; and, except to the extent disclosed in the Registration Statement or the Prospectus, neither the Company nor its subsidiaries have received any notices or correspondence from any Regulatory Authority requiring the termination or suspension of any studies, tests or preclinical trials conducted by or on behalf of the Company.

(aa) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them (excluding for the purpose of this Section 2(aa), Intellectual Property (as defined below)), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except, in each case, to the extent that any claim or adverse effect on the Company’s rights thereto would not reasonably be expected to have a Material Adverse Effect.

(bb) Possession of Intellectual Property. Except as described in the Registration Statement Package and the Prospectus, the Company and its subsidiaries own or otherwise possess,

hold or have obtained valid and enforceable licenses or other rights or believe that they can on commercially reasonable terms obtain such licenses or other rights under patent applications, patents, patent rights, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks (both registered and unregistered), service marks, trade names, software, domain names and other intellectual property, including registrations and applications for registration thereof (collectively, “Intellectual Property”) used in, or necessary to carry on, the business now operated by the Company and its subsidiaries and as currently proposed to be operated by them, as disclosed in the Registration Statement and the Prospectus, except as such failure to own or obtain such licenses or other rights would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there are no rights of third parties to any such Intellectual Property, including no liens, security interests, or other encumbrances that would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there is no infringement by third parties of any Intellectual Property owned by, or licensed to, the Company or its subsidiaries that would reasonably be expected to result in a Material Adverse Effect. None of the Intellectual Property described in the Registration Statement and the Prospectus as owned by or licensed to the Company or its subsidiaries (collectively, the “Company Intellectual Property”) has been adjudged invalid or unenforceable, in whole or in part; except as disclosed in the Registration Statement and the Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of, or challenging the Company’s ownership of or rights in or to, any Company Intellectual Property; and neither the Company nor any of its subsidiaries is aware of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable or of inadequate scope to protect the interests of the Company or any of its subsidiaries in conducting their business, except, in each case, as described in the Registration Statement and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, there is no currently pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by a third party alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates, or would, upon commercialization of any product candidate described in the Registration Statement and the Prospectus, infringe, misappropriate or otherwise violate, any Intellectual Property of third parties, and neither the Company nor any of its subsidiaries has received any notice alleging, or is otherwise aware of, any facts or circumstances that would give rise to such an action, proceeding or claim, except, in each case, where such infringement, misappropriation or other violation would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, no material technology employed by the Company has been obtained or is being used by the Company in violation of any contractual or legal obligation binding on the Company or any of its officers, directors or employees, which violation relates to the breach of a confidentiality obligation, obligation to assign Intellectual Property to a previous employer or obligation otherwise not to use the Intellectual Property of a third party. To the Company’s knowledge, there are no material defects in any of the patents or patent applications within the Intellectual Property.

(cc) Environmental Laws. Except as described in the Registration Statement and the Prospectus or as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(dd) Accounting Controls and Disclosure Controls. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries maintain a system of internal accounting controls (as designed in Rule 13a-15(f) of the 1934 Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents in all material respects the information called for, and is prepared in accordance with, the Commission’s rules and guidelines applicable thereto. The report of the Company’s management on the Company’s internal control over financial reporting is included in the Company’s annual report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ee) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ff) Payment of Taxes. The Company and its subsidiaries have filed all material tax returns that are required to have been filed by them pursuant to applicable national, provincial, local and non-U.S. tax law, including French law, and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(gg) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute and of comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(hh) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares and the deposit with the Depositary of the Shares as herein contemplated and the application of the Net Proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(jj) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate controlled by the Company take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act. Neither the Company, nor any of its affiliates, has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to cause or result in, the stabilization of the Shares in violation of applicable European Union or French laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company has not taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by any of the Agent of the ability to rely on any stabilization safe harbor provided under the Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. The Company authorizes the Agent to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for conditions applicable to buy-back programs and stabilization measures.

(kk) No Market Abuse. The Company has complied in all material respects with the applicable provisions of EU Regulation No 596/2014 of April 16, 2014 on market abuse, delegated EU regulations adopted thereunder and the equivalent French laws and regulations (the “Market Abuse Rules”) and has taken adequate measures and has adequate procedures in place in order to ensure such compliance. Neither the allotment of the Shares nor the sale of the Shares and the consummation of the transactions contemplated by this Agreement will cause or result in the violation of any material provision of the Market Abuse Rules, and none of the Company’s board members nor, to the knowledge of the Company, any officer, agent, or other person acting on behalf of the Company (except for the Agent, in respect of which the Company makes no representation) has done any act or engaged in any course of conduct constituting such violation.

(ll) No Unlawful Payments. Neither the Company, its subsidiaries, nor, to the knowledge of the Company, any of its or its subsidiaries’ directors, officers, employees, agents, affiliates or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code, or any applicable anti-corruption laws, rules, or regulations of the European Union or any other jurisdiction in which the Company conducts business; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and are reasonably expected to continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (TRACFIN) and the Office central pour la repression de la grande délinquance financière (OCRGDF) (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) No Conflicts with Sanctions Laws. Neither the Company, its subsidiaries, nor, to the knowledge of the Company, any of its or its subsidiaries’ directors, officers, employees, agents, affiliates or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any French government agency or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions for the past three years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of the Agent

(pp) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or the Agent for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares.

(qq) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(rr) Incorporation of Documents by Reference. The Company meets the requirements to incorporate documents by reference in the Registration Statement pursuant to Item 6 of Form F-3 under the Securities Act.

(ss) No Rated Securities. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act).

(tt) Validity of Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement and the Deposit Agreement are valid choices of law under the laws of the French Republic and will be honored by courts in France, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Prospectus and to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in France. The Company has the power to submit, and pursuant to Section 8(g) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 8(g) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 8(g) of this Agreement and Section 7.6 of the Deposit Agreement.

(uu) No Immunity. Neither the Company nor any subsidiary of the Company nor, to the extent applicable, any of their respective properties, assets or revenues has any right of immunity under French, New York or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any French, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Shares; and, to the extent that the Company, or any subsidiary of the Company or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 8(g) of this Agreement and Section 7.6 of the Deposit Agreement.

(vv) Judgment Currency. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by French courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of France, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any French court at the time the lawsuit is instituted in the foreign court.

(ww) PFIC Status. For the taxable year ended December 31, 2020, the Company does not believe that it was a “passive foreign investment company” (“PFIC”) as such term is defined in Section 1297 of the Code and it is not yet known whether the Company will be a PFIC for the taxable year that includes the offering and sale of the Shares.

(xx) Cybersecurity. (a) there has been no security breach or incident, unauthorized access or disclosure, violations, outages or other compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them and all Personal Data (defined below), sensitive, confidential or regulated data), equipment or technology (collectively, “IT Systems and Data”) that would reasonably be expected to result in a Material Adverse Effect; (y) the Company and the its subsidiaries take and have taken commercially reasonable actions, including implementation and maintenance of commercially reasonable technical and organizational measures to protect (i) the security, integrity, availability and privacy of personal data in their possession, custody or control; and (ii) personal data in their possession, custody or control, from loss, theft, unauthorized access, use, disclosure, acquisition, modification or other processing (collectively, the “Security Policies”); and (z) neither the Company nor any of its subsidiaries have been notified of, or have any knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to its IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (ii) the Company and each of its subsidiaries have at all times been in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented information system backup and disaster recovery procedures that are adequate for, in all material respects, the operation of the business of the Company and its subsidiaries as currently conducted.

(yy) Privacy. The Company is, and at all times has been, in compliance with all applicable data privacy and security laws and regulations, including the European Union General Data Protection Regulation) (EU 2016/679), for which any non-compliance with same would be reasonably likely to create a material liability (collectively, the “Privacy Laws”). To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach or violation of any Privacy Laws. The Company (i) has not received written notice from any governmental authority of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law, and (iii) is not a party to any order or decree that imposes any obligation or liability under any Privacy Law.

(zz) Stock Exchange Listing. The Shares and the Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the ADSs are listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the ADSs from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

(aaa) FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct. The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6).

(bbb) Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties are payable by the Agent in the United States or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Shares.

(ccc) Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(p) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. ISSUANCE AND SALE OF ADSs

(a) Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, as follows in subsection (b), with an aggregate Issuance Amount of up to the Maximum Program Amount, based on and in accordance with such Issuance Notices as the Company may deliver during the Agency Period.

(b) Mechanics of Issuances.

(i) Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the Issuance Amount under any given Issuance Notice plus (y) the aggregate Issuance Amount of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time

(ii) Investor letters. Each purchaser of Shares shall provide to the Agent, no later than the Trading Day on which Shares are sold to such purchaser pursuant to this Agreement, an executed investor letter (each, an “Investor Letter”) in substantially the form attached as Schedule A to Exhibit A hereto, which form shall be delivered by the Agent to each prospective purchaser of Shares hereunder, and the Agent shall not sell Shares to any purchaser who shall not have delivered such Investor Letter.

(iii) Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares, subject to, and in accordance with, the information specified in the Issuance Notice, unless the proposed sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, provided that the Issuance Notice complies with (i) the Maximum Program Amount, (ii) the other terms provided for herein, and (iii) French law and applicable corporate authorizations of the Company. The Agent will notify the Company of the bids received for Shares in compliance with the terms of the Issuance Notice (an “Agent Notification”) (such Agent Notification may be by email to the Company’s Chief Executive Officer). Such Agent Notification shall contain the price at which the Shares would be purchased, the counterparty/parties bidding for such Shares and the number of Shares to be placed with such counterparty/parties and shall be accompanied by an e-mail confirmation, in the form set forth in Exhibit C hereto, of a representative of each bidding party confirming that such bidding party falls within one of the categories identified in the Investor Letter. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iv) Method of Offer and Sale. The Shares may be sold (A) in negotiated transactions with the written consent of the Company or (B) by any other method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including block transactions, sales made directly on the Principal Market or sales made into any other existing trading market of the ADSs, provided that for (A) and (B), such sales are made in compliance with French law and within the limits and conditions set forth by the corporate authorizations of the Company, which shall be specified in the Issuance Notice. Nothing in this Agreement shall be deemed to require either party to agree to any specific method of offer and sale specified in the preceding sentence, except insofar as required for compliance with French law and applicable corporate authorizations of the Company, and (except as specified in clause (A) above or as required for compliance with French law and applicable corporate authorizations of the Company) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.

(v) Issuance Decision. Following the receipt of an Agent Notification provided for in Section 3(b)(iii) and no later than 3.30 pm (Eastern) on the Trading Day on which the Company wants to sell Shares, the Company shall issue a decision of the board of directors or the Chief Executive Officer of the Company in the form set forth in Exhibit B hereto (the “Issuance Decision”), acting upon delegated authority, reflecting the Company’s decision to issue the Shares, allocated, and at such price, as set forth in the Agent Notification to the Company provided in Section 3(b)(iii), subject to settlement on the relevant Settlement Date, it being specified that for each issuance of Shares the equivalent in Euro of the Sales Price will be set by the board of directors or the Chief Executive Officer based upon the U.S. Dollar-Euro exchange rate, as published by the European Central Bank on that date and within the price limits set forth in the thirteenth or fifteenth resolutions of the Company’s combined general shareholders’ meeting held on June 29, 2020 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting) as applicable.

(vi) Post-Sale Confirmation to the Company. The Agent will provide (i) written confirmation to the Company (including by email correspondence to each of the Company individuals set forth in Schedule 2, if receipt of such email correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than 11:59 p.m. (Eastern) on the Trading Day on which it has placed Shares hereunder setting forth the identity of each purchaser, the number of shares sold on such Trading Day to each such purchaser and the Sales Price, in each case, consistent with the Issuance Decision, as well as the corresponding Issuance Amount and Net Proceeds payable to the Company in respect thereof and (ii) copies of such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company, including the Investor Letters. Notwithstanding the foregoing, the Agent acknowledges that the written confirmation set forth in this Section 3(b)(vi) may not differ from the terms set forth in the Issuance Decision, and that in such event, no Shares shall be placed pursuant to such Issuance Decision.

(vii) Settlement. Each issuance of Shares will be settled on the applicable Settlement Date, pursuant to which:

(A) Payment for Shares. The Issuance Amount shall be paid by the Agent in US dollars at or prior to 04:00 p.m. C.E.T. on the date prior to the Settlement Date to the applicable account(s) or accounts designated by the Company in the Issuance Notice, which account shall be held at Société Générale Securities Services, as transfer agent and registrar of the Company, or such other transfer agent and registrar as the Company may specify in a Issuance Notice (the “Registrar”).

(B) Settlement of Shares. No later than 11:00 am C.E.T. on a Settlement Date, the Registrar shall then issue one or two depositary certificates (certificats du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increases of the Company resulting from the issuance of the Underlying Common Shares for the Shares, and shall deliver two originals of such certificates to the Company. At least one full business day prior to a Settlement Date, the Company shall have taken all action to be taken by the Company, including providing the Registrar with all notices (including the Euronext notice) and the Issuance Decision delivered as provided for by Section 3(b)(v) that are required in connection with the issuance of the certificats du dépositaire referred herein.

(C) Delivery of Shares. On each Settlement Date, immediately after issuing the relevant certificat du dépositaire, (i) the Registrar shall (x) send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Underlying Common Shares for the Shares and for credit thereof no later than on the Settlement Date in a securities account opened in the name and on behalf of the Company in the books of the Registrar; and delivery of Shares on or before each Settlement Date, (y) deliver the Underlying Common Shares for the Shares to the custodian for the Depositary, and (ii) the Company will cause the Depositary to, electronically transfer the Shares by crediting the Agent or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one business day prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (DWAC) System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Shares in all cases shall be freely tradeable, transferable, registered securities in good deliverable form.

(D) Payment of Issuance Commission. On each Settlement Date, the Company shall deliver, or cause to be delivered, to the Agent the Issuance Commission due to the Agent in respect of the Issuance Amount of the Shares settled on such date in same day funds to the account designated by the Agent.

(viii) Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sales pursuant to this Agreement, and the period set forth in an Issuance Notice shall immediately terminate;

provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale under this Agreement after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(vii) with respect to the applicable Shares; and (C) if the Company defaults in its obligation to deliver such Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its settlement obligations under this Agreement, the Agent may borrow ADSs from stock lenders in the event that the Company has not delivered Shares to settle sales as required by Section 3(b)(viii) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(ix) No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(x) Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c) Fees. As compensation for services rendered and as contemplated (without duplication) by Section 3(b)(vii)(D), the Company shall pay or cause the Registrar to pay, to the Agent in connection with settlement and delivery of the Shares, on the applicable Settlement Date, the Issuance Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(viii) after the Agent confirms such sale to the Company) by the Agent. The aforementioned Issuance Commissions shall be deducted from the gross proceeds payable to the Company on a Settlement Date and shall be paid on such date by the Registrar to the Agent as soon as possible after issuance of the certificat du dépositaire.

(d) Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Underlying Common Shares and the Depositary for the ADSs in connection with this Agreement; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; and (ix) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agent’s counsel pursuant to subsections (vi) and (vii) above shall not exceed $200,000 in connection with execution of this Agreement and $25,000 per quarter during the program.

Section 4. ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a) Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in each quarterly interim report filed or furnished by the Company on Form 6-K and its annual reports on Form 20-F, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the Net Proceeds received by the Company from such sales or, in the Company’s sole discretion (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)).

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, or any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement, the ADS Registration Statement, or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, the ADS Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and Section 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(d) and Section 4(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interest not to file such amendment or supplement.

(d) Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the ADS Registration Statement, or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e) Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f) Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Agent’s consent. The Company shall furnish to the Agent, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agent’s consent.

(g) Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(h) Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement, the ADS Registration Statement, or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, the ADS Registration Statement, or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i) Disclosure: During the Agency Period, the Company agrees to publish, by way of press release or, by any other means, in compliance with European and French laws and regulations including the Regulation No 596/2014 of April 16, 2014 on market abuse and the French Markets Authority Regulations, any information which would be required due to the existence of the this Agreement.

(j) Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(l) Listing; Reservation of Shares. (a) The Company will use its best efforts to maintain the listing of the ADSs on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(m) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(n) Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.

(o) Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(p) Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(A) the filing of the Prospectus or the amendment or supplement (other than any amendment or supplement through incorporation of any report filed under the Exchange Act) of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(B) the filing with the Commission of an annual report on Form 20-F or a report on Form 6-K containing quarterly or half-year financial information (including any Form 20-F/A or Form 6-K/A containing amended financial information or a material amendment to the previously filed annual report on Form 20-F or quarterly or six-month reports on Form 6-K), in each case, of the Company; or

(C) the filing with the Commission of a report on Form 6-K of the Company containing amended financial information that is material to the offering of securities of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (C) above only if the Agent reasonably determines that the information contained in such report on Form 6-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(p) shall be automatically waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date for which an Issuance Notice is pending or a suspension is not in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(p), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(p) dated as of the date that the instructions for the sale of Shares are issued.

(q) Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter and the written legal opinions of Jones Day, as U.S. counsel and French counsel to the Company, and legal opinions of each of (A) Sylvain Espinasse, Vice President, Intellectual Property of the Company, and (B) Zacco, Arrigo, Egyp, and (C) Fish & Richardson P.C., each special intellectual property counsel for the Company, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date). Notwithstanding the foregoing, the Company shall be required to furnish no more than (i) one opinion letter per calendar year per counsel hereunder and (ii) one negative assurance letter (from Jones Day) per filing of any report pursuant to clause B of the definition of a Triggering Event.

(r) Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Ernst & Young et Autres, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a report on Form 6-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. Notwithstanding the foregoing, the Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 20-F or a report on Form 6-K containing quarterly or half-year financial information.

(s) General Counsel’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company shall furnish the Agent a certificate executed by the General Counsel of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.

(t) Authorization. Upon delivery of each Issuance Notice, the Company will ensure that the Chief Executive Officer of the Company is duly authorized to decide on the issue of the Underlying Common Shares covered by the Issuance Notice subject to the conditions set forth therein and that any relevant pre-emption rights will have been disapplied in relation to the issue of those Underlying Common Shares. Upon each Settlement Date, the Underlying Common Shares to be allotted on that Settlement Date will be duly authorized by the Company.

(u) Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the ADSs for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(v) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(w) Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.

(x) Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or ADSs or securities convertible into or exchangeable for Common Shares or ADSs (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares or ADSs, or effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares or ADSs, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or ADSs (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares or ADSs, warrants or any rights to purchase or acquire, Common Shares or ADSs prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of Common Shares or ADSs, options to purchase Common Shares or ADSs or Common Shares or ADSs issuable upon the exercise of options, warrants, including share warrants (BSA) or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement, (ii) issuance or sale of Common Shares or ADSs issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants (including share warrants (BSA)), options or other equity awards outstanding at the date of this Agreement, and (iii) modification of any outstanding options, warrants of any rights to purchase or acquire Common Shares or ADSs.

Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a) Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i) Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(p) on or before the date on which delivery of such certificate is required pursuant to Section 4(p). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).

(ii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii) Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv) No Suspension of Trading in or Delisting of ADSs; Other Events. The trading of the ADSs (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the ADSs (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets on which such securities are then listed. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, the Autorité des Marchés Financiers (“AMF”) or by the Principal Market or Euronext Growth or trading in securities generally on either the Principal Market or Euronext Growth shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, the AMF or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities or French or European authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b) Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c) No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Agent Counsel Legal Opinion. Agent shall have received from Cooley LLP, counsel for Agent, such opinion or opinions, on or before the date on which the delivery of the Company counsel legal opinion is required pursuant to Section 4(p), with respect to such matters as Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(e) Opinion of Depositary’s Counsel. On or prior to the first Settlement Date, the Agent shall have received an opinion of Patterson Bellknap Webb & Tyler LLP, counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Agent.

(f) Investor Documents. Within the applicable time periods contemplated by Section 3(b)(iii) and (vii), the Agent shall have received such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company duly executed, and such documents shall be in full force and effect, including the Investor Letter of each prospective investor.

(g) Approval for Listing. On each relevant Settlement Date, the ADSs shall be approved for listing, and not subject to any notice of delisting, on Nasdaq, and on the first Euronext trading day following each relevant Settlement Date, the Underlying Common Shares shall have been approved for listing on Euronext Growth.

(h) Certificat du dépositaire. On each Settlement Date, once it has received the funds corresponding to the subscription of the applicable Underlying Common Shares, for purposes of settlement and delivery of the Underlying Common Shares, the Registrar shall issue one or two depositary certificates (certificats du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increases of the Company resulting from the subscription of the Underlying Common Shares and the corresponding Shares and shall send a copy thereof to the Company and the Agent.

Section 6. INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse the Agent and each such officer, employee and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, for each of (i) and (ii) above, only to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in the first sentence of the eleventh and fifteenth paragraphs under the caption “Plan of Distribution” in the Prospectus, and to reimburse the Company and each such director, officer and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of one counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent or the Company may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any reasonable and documented out-of-pocket legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e) Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable and documented out-of-pocket legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the Issuance Commission received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL

(a) Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b) Termination; Survival Following Termination.

(i) Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(vii) with respect to such Shares and (B) Section 2, Section 3(d), Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.

(ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8. MISCELLANEOUS

(a) Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Report on Form 6-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as contemplated in Section 4(a) of this Agreement or as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iii) the Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (iv) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c) Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d) Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Facsimile: (646) 786-5719

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Daniel I. Goldberg, Esq. and Joshua A. Kaufman, Esq.

Facsimile: (212) 479-6275

If to the Company:

Cellectis S.A.

8 rue de la Croix Jarry

Paris, Ile-de-France, 75013

France

Attention: Marie-Bleuenn Terrier and Eric Dutang

Facsimile: +33 (0)1 81 69 16 06

with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street,

New York, NY 10281

Attention: Peter Devlin and Renaud Bonnet

Facsimile: 1-212-755-7306

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.

(f) Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cellectis, Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(h) Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to the Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss.

(i) General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

CELLECTIS S.A.

By:	/s/ Andre Choulika
Name: Andre Choulika
Title: Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

EXHIBIT A

ISSUANCE NOTICE

[Date]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: [                    ]

Reference is made to the Sale Agreement between Cellectis S.A., a société anonyme incorporated in France (the “Company”) and Jefferies LLC (the “Agent”) dated as of March 29, 2021. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)):

Issuance Amount: $

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+2 settlement:

If Issuance Notice follows a reverse inquiry to the Company, identity and contact information:

All Shares must be placed at the same Sales Price on any Trading Day.

Floor Price (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $                    per share, it being specified that each Share will be sold at the same price and that the Sales Price per Share will be at least equal to the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company’s ordinary shares on Euronext Growth over the last three trading days (including the day-of sale) preceding the pricing of the relevant sale, subject to a maximum discount of 15%.

Sales by the Agent are only open to investors falling within one of the following categories and the investor will certify prior to delivery of the Issuance Decision contemplated by Section 3(b)(v), that it belongs to one of them by signing an investor letter attached hereto as Schedule A in accordance with the Sales Agreement:

(i) any person or legal entity, whether French or foreign, that invests on a regular basis or has invested at least €5 million over the preceding 36 months in the health or biotechnology sector , and/or

(ii) any industrial company, institution or entity, whether French or foreign, active in the health or biotechnology sectors or any affiliate thereof.

The funds corresponding to the share capital increases shall be transferred to the Company’s account(s) held at [Société Générale Securities Services], as transfer agent and registrar of the Company on or before the Settlement Date, details of which are provided below:

For the capital increase based on the 13th resolution: [●] [details of the bank account on which the net proceeds relating to the capital increase based on the 13th resolution shall be wired to be included]

For the capital increase based on the 15th resolution: [●] [details of the bank account on which the net proceeds relating to the capital increase based on the 15th resolution shall be wired to be included]

Comments:

By:
Name:
Title:

Schedule A to EXHIBIT A

FORM OF INVESTOR LETTER

CELLECTIS S.A.

8 rue de la Croix Jarry

Paris, Ile-de-France, 75013

France

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

[DATE]

RE: Cellectis S.A.

Ladies and Gentlemen,

In connection with its proposed commitment to subscribe for ordinary shares, nominal value €0.05 per share (the “Common Shares”), of Cellectis S.A., a société anonyme incorporated in the French Republic (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [    ] Common Shares in the form of ADSs reserved to specified categories of investors (the “Placement”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Placement, it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:

[Please select the appropriate category by ticking the relevant checkbox]

[ ]	any person or legal entity, whether French or foreign, that invests on a regular basis or has invested at least €5 million over the preceding 36 months in the health or biotechnology sector

[ ]	any industrial company, institution or entity, whether French or foreign, active in the health or biotechnology sectors or any affiliate thereof.

provided that, if the Investor is acting on behalf of investment funds or other legal entities managed or advised by it, such representation shall also apply to each such funds or legal entities and the Investor shall further ensure compliance thereof by each such funds or entities in connection with the initial distribution of the ADSs.

Sincerely yours,

On behalf of

By:
Name:
Title:

EXHIBIT B

FORM OF ISSUANCE DECISION

[****]

EXHIBIT C

Confirmatory email to be received by the Agent for each prospective investor before the Agent Notification

To: [            ]

In connection with our proposed commitment to subscribe for ordinary shares, nominal value €0.05 per share, of Cellectis S.A., a société anonyme incorporated in the French Republic (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [            ] Common Shares in the form of ADSs, we acknowledge that the contemplated offering is reserved to the following categories of investors: (i) any person or legal entity, whether French or foreign, that invests on a regular basis or has invested at least €5 million over the preceding 36 months in the health or biotechnology sector and/or (ii) any industrial company, institution or entity, whether French or foreign, active in the health or biotechnology sectors or any affiliate thereof.

We hereby represent and warrant belonging to one of the above-mentioned categories and to execute and send to Jefferies LLC an investor letter no later than [            ] by which we will formally represent and warrant belonging to one of these categories.

Schedule A

Notice Parties

The Company

Andre Choulika

Eric Dutang

Marie-Bleuenn Terrier

The Agent

Michael Magarro

Donald Lynaugh

Jack Fabbri

Form of Officer’s Certificate Pursuant to Section 4(p)

The undersigned, the duly qualified and elected Chief Executive Officer of Cellectis S.A., a société anonyme incorporated in France (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 4(p) of the Sale Agreement, dated March 29, 2021, between the Company and Jefferies LLC (the “Sale Agreement”), that to the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 2 of the Sale Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof; provided, however that such representations and warranties are qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus (including any documents incorporated by reference therein and any supplements thereto); and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sale Agreement at or prior to the date hereof.

Jones Day and Cooley LLP are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Sale Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Sale Agreement.

CELLECTIS S.A.

By:

Name:

Title:

Date: [●]